Exhibit 5.1

[Luse Gorman Pomerenk & Schick, P.C. Letterhead]

March 23, 2009

The Board of Directors

New England Bancshares, Inc.

855 Enfield Street

Enfield, Connecticut 06082

Re:	New England Bancshares, Inc.
Common Stock, Par Value $0.01 Per Share

Ladies and Gentlemen:

We have acted as special counsel for New England Bancshares, Inc., a Maryland corporation (the “Company”), in connection with the registration statement on Form S-4 (the “Registration Statement”) initially filed on March 24, 2009, by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), and the regulations promulgated thereunder.

The Registration Statement relates to the proposed issuance by the Company of up to 675,000 shares (the “Shares”) of common stock, $0.01 par value per share, of the Company, pursuant to the Agreement and Plan of Merger, dated as of January 14, 2009 (the “Agreement”), by and among the Company, Valley Bank, a Connecticut state-chartered commercial bank, and The Apple Valley Bank & Trust Company, a Connecticut state-chartered commercial bank (“Apple Valley Bank”).

The Agreement provides for the merger of Apple Valley Bank with and into Valley Bank, with Valley Bank as the surviving entity (the “Merger”). The Registration Statement contains a proxy statement/prospectus to be furnished to the shareholders of Apple Valley Bank in connection with their consideration of the Merger. In the preparation of this opinion, we have examined originals or copies identified to our satisfaction of: (i) the Articles of Incorporation of the Company, as filed with the State of Maryland; (ii) the Bylaws of the Company; (iii) certain resolutions of the Board of Directors of the Company relating to the issuance of the Company’s common stock being registered under the Registration Statement; (iv) the Agreement; and (v) the Registration Statement, including the proxy statement/prospectus contained therein and the exhibits thereto. We have also examined originals or copies of such documents, corporate records, certificates of public officials and other instruments, and have conducted such other investigations of law and fact, as we have deemed necessary or advisable for purposes of our opinion.

New England Bancshares, Inc.

March 23, 2009

In our examination, we have assumed, without investigation, the genuineness of all signatures, the authenticity of all documents and instruments submitted to us as originals, the conformity to the originals of all documents and instruments submitted to us as certified or conformed copies, the correctness of all certificates, and the accuracy and completeness of all records, documents, instruments and materials made available to us by the Company.

Our opinion is limited to the matters set forth herein, and we express no opinion other than as expressly set forth herein. In rendering the opinion set forth below, we do not express any opinion concerning law other than the corporate law of the State of Maryland.

For purposes of this opinion, we have assumed that, prior to the issuance of any Shares, (i) the Registration Statement, as finally amended, will have become effective under the Act and (ii) the Merger will have become effective. Based upon and subject to the foregoing, it is our opinion that the Shares, when issued in accordance with the terms of the Agreement upon consummation of the Merger contemplated therein, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the proxy statement/prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we are experts or are otherwise within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Luse Gorman Pomerenk & Schick, P.C.

LUSE GORMAN POMERENK & SCHICK
A PROFESSIONAL CORPORATION